Exhibit 10.7

FIRST AMENDMENT TO PROMISSORY NOTE

February 14, 2022

WHEREAS, on March 9, 2021, Reverence Acquisition Corp., a Cayman Islands exempted company (the “Maker”), entered into that certain Promissory Note (the “Promissory Note”) with Reverence Acquisition Holdings, LLC, a Cayman Islands limited liability company (the “Payee”);

WHEREAS, capitalized terms used herein but not otherwise defined shall have their respective meanings as set forth in the Promissory Note;

WHEREAS, pursuant to Section 3 of the Promissory Note, the principal balance of the Note shall be payable by the Maker on the earlier of (i) December 31, 2021 or (ii) the date on which Maker consummates an initial public offering of its securities (the “Maturity Date”);

WHEREAS, pursuant to Section 13 of the Promissory Note, any amendment to the Promissory Note may be made with, and only with, the written consent of the Maker and the Payee;

WHEREAS, the Maker and the Payee now wish to enter into this First Amendment to the Promissory Note to extend the Maturity Date.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Promissory Note as set forth herein.

1.            Amendment to Section 3 of the Promissory Note. Section 1 of the Promissory Note is hereby amended and restated as follows:

1. Drawdown Requests. Maker and Payee agree that Maker may request up to Three Hundred Thousand Dollars ($300,000) for costs reasonably related to Maker’s initial public offering of its securities. The principal of this Note may be drawn down from time to time prior to the earlier of: (i) December 31, 2022 or (ii) the date on which Maker consummates an initial public offering of its securities, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than One Thousand Dollars ($1,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than one (1) business day after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is Three Hundred Thousand Dollars ($300,000). No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

2.             Note. The term “Note” as used in the Promissory Note shall hereafter mean the Promissory Note as amended by this Amendment.

3.             Effect of Amendment. Except as specifically amended by this Amendment, the Promissory Note shall remain in full force and effect in accordance with all of the terms and conditions thereof and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment will not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Note or any other document relating to the Promissory Note.

4.             Miscellaneous. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, hereby consent to this amendment and have caused this amendment to be executed by the undersigned to be effective as of the day and year first above written.

Maker:

REVERENCE ACQUISITION CORP.

By:	/s/ Milton Berlinski

Name: Milton Berlinski
Title: Chief Executive Officer

Payee:

REVERENCE ACQUISITION HOLDINGS LLC

By:	/s/ Milton Berlinski

Name: Milton Berlinski
Title Manager

[Signature Page to First Amendment to Promissory Note]